Exhibit 99.1

Union Pacific Corporation Announces Expiration of Exchange Offers

FOR IMMEDIATE RELEASE:

OMAHA, Neb., August 19, 2013 – Union Pacific Corporation (NYSE: UNP; and “Union Pacific” or the “Corporation”) today announced the expiration of its private offers to exchange (1) certain of its outstanding notes and debentures referenced in the first table below for a combination of 3.646% Notes due 2024 (the “New 2024 Notes”) and cash (the “2024 Offers”), and (2) certain of its outstanding notes and debentures referenced in the second table below for a combination of 4.821% Notes due 2044 (the “New 2044 Notes” and, together with the New 2024 Notes, the “New Notes”) and cash (the “2044 Offers” and, together with the 2024 Offers, the “Exchange Offers”). The outstanding notes and debentures to be exchanged pursuant to the Exchange Offers are collectively referred to as the “Existing Notes.” The Exchange Offers, which commenced on July 22, 2013, expired at 11:59 p.m., New York City time on August 16, 2013 (the “Expiration Date”). According to information provided by the exchange agent for the Exchange Offers, Union Pacific received valid tenders from holders of $1,268,900,000 aggregate principal amount of Existing Notes. On August 21, 2013, Union Pacific expects to deliver an aggregate principal amount of $439,192,000 of New 2024 Notes and an aggregate principal amount of $700,000,000 of New 2044 Notes, and will pay an aggregate of $279,868,465.49 cash consideration for the Existing Notes accepted for exchange, as described in greater detail in the tables below, plus accrued and unpaid interest on such Existing Notes and cash in lieu of fractional amounts of the New Notes.

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The table below shows the principal amount of each series of Existing Notes that has been tendered pursuant to the 2024 Offers as of the Expiration Date and the principal amount of New 2024 Notes and cash to be delivered for each series of Existing Notes accepted for exchange pursuant to the 2024 Offers (not including accrued and unpaid interest on such Existing Notes or cash in lieu of fractional amounts of the New 2024 Notes).

		Aggregate Principal Amount	Principal Amount of Existing Notes Tendered for
				Principal Amount to be Delivered
CUSIP Number	Title of Series	Outstanding	Exchange	New 2024 Notes	Cash Payment
907818DD7	6.125% Notes due 2020	$400,000,000	$237,483,000	$219,627,000	$66,725,972.66
907818DB1	7.875% Notes due 2019	$178,541,000	$20,010,000	$18,501,000	$7,219,207.80
907818AZ1	7.000% Debentures due 2016	$211,750,000	$8,230,000	$5,756,000	$3,702,759.30
907818CW6	5.650% Notes due 2017	$232,058,000	$38,170,000	$35,290,000	$8,566,874.80
907818CZ9	5.750% Notes due 2017	$321,585,000	$69,615,000	$64,369,000	$16,736,330.50
907818DA3	5.700% Notes due 2018	$472,705,000	$103,430,000	$95,649,000	$25,937,744.00

Based on the amount of Existing Notes tendered in the 2024 Offers and in accordance with the terms of the 2024 Offers, Union Pacific accepted all of the Existing Notes validly tendered (and not validly withdrawn) pursuant to the 2024 Offers, as set forth above.

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The table below shows the principal amount of each series of Existing Notes that has been tendered pursuant to the 2044 Offers as of the Expiration Date and the principal amount of New 2044 Notes and cash to be delivered for each series of Existing Notes accepted for exchange pursuant to the 2044 Offers (not including accrued and unpaid interest on such Existing Notes or cash in lieu of fractional amounts of the New 2044 Notes).

		Aggregate Principal Amount	Principal Amount of Existing Notes Tendered for
				Principal Amount to be Delivered
CUSIP Number	Title of Series	Outstanding	Exchange	New 2044 Notes	Cash Payment
907818DE5 907818DF2	5.780% Notes due 2040	$375,900,000	$286,355,000	$293,443,000	$43,631,911.35
907818CX4	6.150% Debentures due 2037	$250,000,000	$137,586,000	$137,586,000	$31,227,894.42
907818BY3	7.125% Debentures due 2028	$250,000,000	$72,940,000	$72,940,000	$23,670,488.80
907818CF3	6.625% Debentures due 2029	$600,000,000	$176,960,000	$176,960,000	$47,901,611.20
907818CU0	6.250% Debentures due 2034	$250,000,000	$86,040,000	$19,071,000	$4,547,670.66
907818CS5	5.375% Debentures due 2033	$200,000,000	$32,081,000	$0	$0.00

Based on the amount of Existing Notes tendered in the 2044 Offers and in accordance with the terms of the 2044 Offers, Union Pacific accepted (1) all of the 5.780% Notes due 2040 validly tendered (and not validly withdrawn) as set forth above; (2) all of the 6.150% Debentures due 2037 validly tendered (and not validly withdrawn) as set forth above; (3) all of the 7.125% Debentures due 2028 validly tendered (and not validly withdrawn) as set forth above; (4) all of the 6.625% Debentures due 2029 validly tendered (and not validly withdrawn) as set forth above; and (5) after giving effect to proration, $19,071,000 aggregate principal amount of the 6.250%

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Debentures due 2034 validly tendered (and not validly withdrawn), which represents a proration factor equal to approximately 22% of the aggregate principal amount of such 6.250% Debentures due 2034 validly tendered (and not validly withdrawn). Based on the amount of Existing Notes tendered in the 2044 Offers and in accordance with the terms of the 2044 Offers, Union Pacific did not accept any of the 5.375% Debentures due 2033 tendered pursuant to the 2044 Offers.

The Exchange Offers were conducted upon the terms and subject to the conditions set forth in the offering memorandum dated July 22, 2013, and the related letter of transmittal. The Exchange Offers were only made to a holder of the Existing Notes who certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Union Pacific Railroad is the principal operating company of Union Pacific Corporation. One of America’s most recognized companies, Union Pacific Railroad links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2012, Union Pacific invested $18 billion in its network and operations to support America’s transportation infrastructure, including a record $3.7 billion in 2012. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with

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Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact: Gary Grosz, 402-544-6175.

Media contact: Thomas L. Lange, 402-544-3560.

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FORWARD-LOOKING STATEMENTS

This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10 K for 2012, which was filed with the SEC on February 8, 2013. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10 Q and its subsequent Annual Reports on Form 10 K (or such other reports that may be filed with the SEC).

Forward looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward looking information. If the Corporation does update one or more forward looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward looking statements.

The statements and information contained in the news releases provided by Union Pacific speak only as of the date issued. Such information by its nature may become outdated, and investors should not assume that the statements and information contained in Union Pacific’s news releases remain current after the date issued. Union Pacific makes no commitment, and disclaims any duty, to update any of this information.